EX-10.14.11 - Agreement dated February 21, 2001 regarding extension of maturity


                                                               February 21, 2001

Mr. James Q. Chau, Managing Member
Encore Capital Management, L.L.C.
12007 Sunrise Valley Drive, Suite 460
Reston, Virginia 20191

Dear Mr. Chau:

Thank you for your willingness to extend the due date for the three million dollars ($3,000,000.00) principal on Convertible Debentures agreement issued by Eurotech to JNC Opportunity Fund, Ltd. The following are terms agreeable to EUROTECH, Ltd. that have been orally agreed upon between us are formally proposed as amendments to the outstanding Debentures:


         That the Convertible Debenture with original due date of February 23, 2001 be extended one year to February 23, 2002.

         That other terms and conditions of the Convertible Debenture remain as agreed in previous agreements and are likewise extended to February 23, 2002.


Your cooperation is greatly appreciated as it continues to be vital to EUROTECH, Ltd. success in delivering EKOR.

Sincerely,


/S/ Don V. Hahnfeldt
-------------------------
Don V. Hahnfeldt
President, EUROTECH, Ltd.

Agreed and accepted by:



James Q. Chau, Encore Capital Management, L.L.C./ date